UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2025
 _________________________________
Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles,	California	90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable
(Former name or former address, if changed since last report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, Mr. Mark Linehan notified the board of directors (the “Board”) of Hudson Pacific Properties, Inc. (the “Company”) of his resignation from the Board, effective immediately, due to his desire to devote more of his time to other professional commitments. In tendering his resignation, Mr. Linehan expressed no disagreement with the Company.

On September 11, 2025, the Board voted to appoint Mr. T. Ritson Ferguson as Mr. Linehan’s successor, effective immediately. Mr. Ferguson will serve on the Audit Committee of the Board, and Mr. Michael Nash, an incumbent director, will succeed Mr. Linehan as Chair of the Audit Committee.

Mr. Ferguson will be compensated for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. In addition, the Company and Mr. Ferguson expect to enter into the Company’s standard form of indemnification agreement for its non-employee directors to be effective as of September 11, 2025, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Maryland General Corporation Law. For a description of the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2015 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 2, 2015.

Mr. Ferguson is the Lead Trustee of the Board of CBRE Global Real Estate Income Fund and a member of the investment committees for CBRE Investment Management (“CBREIM”) Listed Real Assets. He served as Vice Chairman of CBREIM Listed Real Assets from 2021 to 2022. Prior to that role, Mr. Ferguson acted as Chief Executive Officer and Chief Investment Officer of the business until 2020, in which capacities he was responsible for the management and investment decision-making of the firm’s global range of listed and unlisted real estate and infrastructure program offerings. There are no arrangements or understandings between Mr. Ferguson and any other person pursuant to which Mr. Ferguson was appointed as a director, and Mr. Ferguson is not a party to any transaction with the Company reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 15, 2025, the Company issued a press release announcing the appointment of Mr. Ferguson to its Board, effective September 11, 2025. A copy of the press release is furnished herewith as Exhibit 99.1. The information being furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of
1934.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Hudson Pacific Properties, Inc. Non-Employee Director Compensation Plan
99.1**	Press release dated September 15, 2025
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)
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** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date:	September 15, 2025	By:	/s/ Mark Lammas
Mark Lammas President